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                                 EXHIBIT 10.07


                                 SHOWBOAT, INC.
                                      AND
                   CONSOLIDATED SUBSIDIARIES AFFILIATED GROUP

                    FIRST AMENDMENT TO TAX SHARING AGREEMENT


     This First Amendment to Tax Sharing Agreement ("First Amendment") is made as of May __, 1993, by and between Showboat, Inc., a Nevada corporation (the "Parent"), and each of its subsidiaries, Showboat Operating Company, Showboat Development Company, Lake Pontchartrain Showboat, Inc., Ocean Showboat, Inc., Atlantic City Showboat, Inc. and Ocean Showboat Finance Corporation (collectively, the "Subsidiaries").

                                R E C I T A L S

     A. The parties hereto (hereinafter sometimes referred to as "Members", or in singular "Member") are a part of an affiliated group ("Affiliated Group") as defined by the Internal Revenue Code of 1986, as amended ("Code"), Section 1504(a).

     B. The Members entered into a tax sharing Agreement ("Agreement") dated as of the 1st day of the consolidated return year beginning July 1, 1983, whereby the Affiliated Group allocated the consolidated "federal income tax liability" of each party.

     C. The parties hereto wish: (a) To amend the Agreement to add a Subsidiary, Lake Pontchartrain Showboat, Inc., to the Agreement; (b) to delete a Subsidiary, Showboat Sports, Inc., as a Member of the Agreement; and (c) clarify the calculation pursuant to which the federal income tax liability of the Affiliated Group is distributed amongst the Members.

     In consideration of the above Recitals and of the covenants and conditions contained herein, the Members hereby agree as follows:

     1.   The Parent's Subsidiaries are:

                    Showboat Operating Company
                    Showboat Development Company
                    Lake Pontchartrain Showboat, Inc.
                    Ocean Showboat, Inc.
                    Atlantic City Showboat, Inc.
                    Ocean Showboat Finance Corporation
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     2.   All references in the Agreement to the Internal Revenue Code of 1954,
as amended, are hereby deleted and replaced with the Code.

     3. Paragraph 3, Step 2, Subparagraph (b) is deleted and replaced in its entirety as follows:

          "Gain or loss on intercompany transactions, whether deferred or not, shall be treated by each Member in the manner required by Regulation
          Section 1.1502-13, or in any other reasonable manner as determined by the Treasurer of the Parent."

     4.   The final sentence of Paragraph 3 is hereby deleted.

     5. Paragraph 4, subparagraph (b) is hereby deleted and replaced in its entirety with the following:

          "It is acknowledged that allocations under Step 2 and Step 3 to individual Members of the Affiliated Group will also create liabilities and receivables among the Members as specified in subparagraph (a)."

     6. Paragraph 6 is hereby deleted and replaced in its entirety with the following:

          "Each Member shall pay the Parent its allocated consolidated federal income tax liability under Step 1 of paragraph 3 of this Agreement. Each Member benefiting from net operating losses and tax credits shall pay to the Parent its added tax assessment determined under Step 2 of paragraph 3 of this Agreement. The Parent shall pay to each Member with a net operating loss or tax credits during the taxable year its allocable share of the total of the additional amounts due from other Members pursuant to Step 3 of paragraph 3 of this Agreement. Payments for these allocable shares are to be made no later than ten (10) days after receiving notice of such amounts from the Parent."

     7. Paragraph 8 is deleted and replaced in its entirety with the following:

          "If part or all of an unused consolidated net operating loss for tax credit is allocated to a Member of the Affiliated Group pursuant to

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          Regulation Section 1.1502-79, and it is carried back or forward to a year in which such Member filed a separate income tax return or a consolidated federal income tax return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such Member. (If such refund or reduction goes to some entity other than the Member, then such Member shall vigorously attempt collection of the refund or reduction from such other entity.) Notwithstanding the above, the Parent shall determine whether an election shall be made not to carryback any consolidated net operating loss arising in a consolidated return year (including any portion allocated to a Member under Regulation Section 1.1502-79, in accordance with Section 172(b)(3)(c)."

     8.   New Paragraphs 22 and 23 shall be added as follows:

          "22. Notwithstanding any of the foregoing, it is the intent of the Members that the allocation of the consolidated 'federal income tax liability' shall be based on the income and losses of the respective Members on a stand-alone basis with intercompany transactions treated in a reasonable and equitable manner as determined by the Parent.

          23. Each Member agrees that it will join Parent in any consolidated, combined, or unitary, state or local income, or franchise tax returns or reports ("Combined Return") as requested by Parent for any taxable year after the Effective Date in which it is a Member. For any taxable year for which a Combined Return is filed that includes a Member, this Agreement shall be applied to all matters relating to such Combined Return in a manner similar to and consistent with its application to Federal income tax matters."

     9. Except as expressly amended or modified by this First Amendment, all of the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

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     10.  This First Amendment shall be construed and enforced in accordance with the laws of the State of Nevada.

     DATED as of the date first above-written.

SHOWBOAT, INC.                      SHOWBOAT OPERATING COMPANY



By:_______________________          By:_______________________

Its:______________________          Its:______________________


SHOWBOAT DEVELOPMENT COMPANY        LAKE PONTCHARTRAIN SHOWBOAT,
INC.


By:_______________________          By:_______________________

Its:______________________          Its:______________________


OCEAN SHOWBOAT, INC.                ATLANTIC CITY SHOWBOAT, INC.



By:_______________________          By:_______________________

Its:______________________          Its:______________________


OCEAN SHOWBOAT FINANCE CORPORATION



By:_______________________

Its:______________________

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